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                                                                    EXHIBIT 15.1


(PRICEWATERHOUSECOOPERS LOGO)
(CHINESE CHARACTERS)

                                                   (CHINESE CHARACTERS)
                                                   11th Floor
                                                   PricewaterhouseCoopers Center
                                                   202 Hu Bin Road
                                                   Shanghai  200021
                                                   People's Republic of China
                                                   Telephone +86 (21) 6123 8888
                                                   Facsimile +86 (21) 6123 8800









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-114752 and 333-124893) of Linktone Ltd. of our report dated July 12, 2007 relating to the consolidated financial statements, which appears in this Form 20-F.





/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People's Republic of China

July 13, 2007